                                                                    EXHIBIT 99.7

                                     PROXY

                            GRANITE FINANCIAL, INC.
                     16100 TABLE MOUNTAIN PARKWAY, SUITE A
                             GOLDEN, COLORADO 80403

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints William W. Wehner and Larry White as proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote, as designated below, all shares of the Common Stock of Granite Financial, Inc. held of record by the undersigned on January 16, 1998, at a Special Meeting of Stockholders to be held on February 24, 1998 and at any adjournment or postponement thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED IN FAVOR Of THE PROPOSAL TO APPROVE AND ADOPT THE AGREEMENT AND PLAN OF MERGER AND THE MERGER.

1. Approval and adoption of the Agreement and Plan of Merger, dated as of November 17, 1997, among Fidelity National Financial, Inc., Granite Acquisition Corp. ("Merger Sub") and Granite Financial, Inc. ("Granite"), and the Merger of Merger Sub with and into Granite, as more fully described in the accompanying Joint Proxy Statement/Prospectus.

                FOR  [ ]        AGAINST  [ ]        ABSTAIN  [ ]

2. In their discretion, the Proxies are authorized to vote upon procedural matters, including, without limitation, potential adjournments of the Special Meeting, and such other business as may properly come before the meeting or any adjournment or postponement thereof, for which discretionary authority may be exercised.

Please date this Proxy and sign it exactly as your name or names appear below. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If shares are held by a corporation, please sign in full corporate name by the President or other authorized director. If shares are held by a partnership, please sign in partnership name by authorized person.

All other proxies heretofore given by the undersigned to vote shares of stock of Granite Financial, Inc., which the undersigned would be entitled to vote if personally present at the Special Meeting or any adjournment or postponement thereof, are hereby expressly revoked.

                                          Date
                                               ----------------------------

                                          ---------------------------------
                                                     (Signature)

                                          ---------------------------------
                                             (Signature if held jointly)

                                          PLEASE MARK, SIGN, DATE AND
                                          RETURN THE PROXY CARD PROMPTLY
                                          USING THE ENCLOSED ENVELOPE. IF
                                          YOUR ADDRESS IS INCORRECTLY
                                          SHOWN, PLEASE PRINT CHANGES.